CERTIFICATE OF FORMATION

                                       OF

                     CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY
                             INSTITUTIONAL FUND, LLC


         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is CSFB ALTERNATIVE CAPITAL MULTI-STRATEGY INSTITUTIONAL FUND, LLC.

         SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801.

         This Certificate of Formation is duly executed and is being filed in accordance with Section 18-201 of the Delaware Limited Liability Company Act.

         Executed on this 15th day of September, 2004.





                                           By:  Julie A. Brackett
                                                ----------------------------
                                                Authorized Person